SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

INVITROGEN CORPORATION

(Name of Registrant as Specified In Its Charter)

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March 24, 2003

Dear Stockholder:

        This year’s annual meeting of stockholders will be held on April 23, 2003, at 9:00 a.m. local time, at the Company’s offices at 5781 Van Allen Way, Carlsbad, California 92008. You are cordially invited to attend.

        The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        After reading the Proxy Statement, please promptly fill in, date, sign, and return the enclosed proxy card in the prepaid envelope to ensure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card, vote telephonically or electronically as described on page 4 of the enclosed Proxy Statement, or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

        A copy of our 2002 Annual Report is also enclosed.

        I look forward to seeing you at the annual meeting.

Very truly yours,

James R. Glynn
Chief Executive Officer, President and
Chief Operating Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 23, 2003

To our Stockholders:

        The annual meeting of stockholders of Invitrogen Corporation (the “Company”), will be held on April 23, 2003, at 9:00 a.m. local time, at the Company’s offices at 5781 Van Allen Way, Carlsbad, California 92008, for the following purposes:

1.	To elect two Class I directors, each to hold office for a three-year term and until his respective successor is elected and qualified. The Board of Directors has nominated the following persons for election as Class I directors at the meeting: James R. Glynn and Donald W. Grimm.

2.	To consider a proposal to ratify the appointment of Ernst & Young, LLP as the independent public accountants for the Company for the Company’s fiscal year ending December 31, 2003.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on February 28, 2003, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. For ten days prior to the annual meeting, a complete list of the stockholders of record on February 28, 2003, will be available at our principal offices for examination during ordinary business hours by any stockholder for any purpose relating to the meeting.

By Order of the Board of Directors,

John A. Cottingham
Vice President, General Counsel & Secretary

Carlsbad, California
March 24, 2003

IMPORTANT: Please promptly fill in, date, sign and return the enclosed proxy card in the accompanying pre-paid envelope to ensure that your shares are represented at the meeting. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
ABOUT THE MEETING
What is the purpose of the annual meeting?
Who is entitled to vote at the meeting?
How do I vote?
How do I vote my 401(k) shares?
STOCK OWNERSHIP
How much stock is held by Invitrogen’s directors, executive officers and largest stockholders?
Securities Authorized for Issuance Under Equity Compensation Plans
ELECTION OF DIRECTORS
Nominees for election at the 2003 Annual Meeting of Stockholders
How often did the Board meet during 2002?
What committees has the Board of Directors established?
AUDIT COMMITTEE REPORT TO STOCKHOLDERS
INFORMATION REGARDING CHANGE OF INDEPENDENT AUDITORS
PRINCIPAL ACCOUNTING FIRM FEES
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Executive Employment and Severance Agreement
EXECUTIVE COMPENSATION AND OTHER MATTERS
Executive Compensation Table
Option Exercises in Fiscal Year 2002 and Year-End Option Values
Employment and Severance Arrangements
Compensation of Directors
Compensation Committee Interlocks and Insider Participation
COMPENSATION AND ORGANIZATION COMMITTEE REPORT TO STOCKHOLDERS
What are the Compensation and Organization Committee’s responsibilities?
How are Invitrogen’s executive officers compensated?
How is Invitrogen addressing the deductibility of executive compensation?
Conclusion
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPARISON OF STOCKHOLDER RETURN
ITEMS FOR STOCKHOLDER CONSIDERATION
Election of Directors
Ratification of Appointment of Independent Public Accountants
ADDITIONAL INFORMATION
TRANSACTION OF OTHER BUSINESS

Invitrogen Corporation

1600 Faraday Ave.
Carlsbad, California 92008

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        The accompanying proxy is being solicited by the Board of Directors of Invitrogen Corporation and contains information related to the annual meeting of stockholders to be held April 23, 2003, at 9:00 a.m. local time, or any adjournment or postponement thereof, for the purposes described in the accompanying Notice of Annual Meeting. The annual meeting will be held at Invitrogen’s offices at 5781 Van Allen Way, Carlsbad, California 92008. This Proxy Statement was filed with the SEC on March 17, 2003, and the approximate date on which the Proxy Statement and the accompanying form of proxy were first sent or given to stockholders was March 24, 2003.

        Invitrogen will bear the cost of soliciting proxies. We may solicit stockholder proxies by mail through our regular employees, and may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have Invitrogen stock registered in their names and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At our annual meeting, stockholders will act upon the matters outlined in the Notice of Meeting that is attached to this proxy statement. These matters include the election of directors and ratification of the appointment of Ernst & Young, LLP as our independent public accountants. In addition, management will report on Invitrogen’s performance during 2002 and will respond to questions from our stockholders. An annual report for the fiscal year ended December 31, 2002, is enclosed with this Proxy Statement.

Who is entitled to vote at the meeting?

        Only stockholders of record as of the close of business on the record date, February 28, 2003, will be entitled to vote the shares of Invitrogen stock they held on the record date at the annual meeting. As of the close of business on the record date, there were 50,011,202 shares of Invitrogen common stock outstanding and entitled to vote.

        Stockholders may vote in person or by proxy. Each holder of shares of Invitrogen common stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. Invitrogen’s bylaws provide that a majority of all of the outstanding shares of stock entitled to vote, whether present in person or represented by proxy, constitutes a quorum for the transaction of business at the annual meeting.

How do I vote?

        Voting by completing the proxy card. If you properly complete and sign the enclosed proxy card and return it as instructed on the proxy card, it will be voted as you direct. If you hold your shares in your name and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” through a brokerage or other nominee, you will need to obtain a proxy card from the institution that holds your shares.

        All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If you do not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this proxy statement, in favor of ratifying Ernst & Young LLP as independent public accountants for the Company for 2003, and in the discretion of the proxy holders on any other matter that comes before the meeting.

        Once you have given your proxy, you may revoke it at any time prior to the time it is voted, by delivering to the Secretary of Invitrogen at Invitrogen’s principal offices either a written document revoking the proxy or a duly executed proxy with a later date, or it may be revoked by attending the meeting and voting in person. Merely attending the annual meeting will not, by itself, revoke a proxy.

        Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of broker non-votes and abstentions on the specific items to be brought before the Annual Meeting is discussed under each item.

        Voting via the Internet or by telephone. If you vote via the Internet, you should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, for which you will be responsible.

        Shares Registered Directly in the Name of the Stockholder. If you hold shares that are registered in your name directly with EquiServe LP, the Company’s transfer agent, you may vote telephonically by calling (877) 779-8683. Alternatively, you may vote via the Internet by visiting the following site on the Internet: www.eproxyvote.com/ivgn and following the instructions on your screen.

        Shares Registered in the Name of a Brokerage Firm or Bank. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by EquiServe LP for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form. Alternatively, you may vote via the Internet by visiting the following site on the Internet: www.proxyvote.com and following the instructions on your screen.

How do I vote my 401(k) shares?

        If you participate in the Invitrogen 401(k) Savings and Investment Plan you may vote the shares of Invitrogen’s common stock in your account as of the record date. If you wish to vote those shares, you must complete your proxy card and return it in the envelope provided by April 21, 2003.

        If you do not complete and return your proxy card prior to April 21, 2003, Fidelity Management Trust Company, the Plan trustee, will vote the shares in your account. You may revoke instructions to the trustee by giving it written notice of revocation or a later dated written voting instruction by April 21, 2003.

STOCK OWNERSHIP

How much stock is held by Invitrogen’s directors, executive officers and largest stockholders?

        The following table sets forth information as of March 1, 2003, regarding the beneficial ownership of Invitrogen’s common stock by (i) each person known by us to own beneficially more than five percent of our outstanding common stock; (ii) each director and nominee for election as a director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.

	Amount and Nature of
	Beneficial Ownership of		Percentage of
Name of Beneficial Owner	Common Stock(1)		Common Stock
FMR Corp.(2)	4,492,132		9.0%
Lyle C. Turner(2)	3,278,285	(3)	6.5%
James R. Glynn	408,950	(4)	*
Daryl J. Faulkner	85,191	(5)	*
C. Eric Winzer	73,760	(6)	*
David E. McCarty	69,542	(7)	*
Jay M. Short, Ph.D.	62,000	(8)	*
John A. Cottingham	53,328	(9)	*
Donald W. Grimm	43,000	(10)	*
Bradley G. Lorimier	30,000	(11)	*
William J. Mercer	5,333	(12)	*
Raymond V. Dittamore	3,333	(13)	*
Balakrishnan S. Iyer	3,333	(14)	*
All Directors and Executive Officers as a group (16 persons in total)	1,081,628		2.1%

         *           Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”), based on factors including voting and investment power with respect to shares. Percentage of beneficial ownership is based on the number of shares of Invitrogen’s common stock outstanding as of March 1, 2003. Shares of common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after March 1, 2003, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

(2)	The address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109. The address for Mr. Turner is P.O. Box 906, Rancho Santa Fe, CA 92067.

(3)	Consists of 3,078,285 shares owned directly by Mr. Turner and 200,000 shares Mr. Turner may acquire upon the exercise of stock options.

(4)	Consists of 1,601 shares owned directly by Mr. Glynn, 32,627 shares owned by a family trust in which Mr. Glynn has a beneficial interest, and 374,722 shares Mr. Glynn may acquire upon the exercise of stock options.

(5)	Consists of 2,337 shares owned directly by Mr. Faulkner and 82,854 shares Mr. Faulkner may acquire upon the exercise of stock options.

(6)	Consists of 1,936 shares owned directly by Mr. Winzer, 71,749 shares Mr. Winzer may acquire upon the exercise of stock options, and 75 shares held of record by the Invitrogen 401(k) Savings and Investment Plan for which Mr. Winzer is the beneficial owner.

(7)	Consists of 17,216 shares owned directly by Mr. McCarty, 52,258 shares Mr. McCarty may acquire upon the exercise of stock options, and 68 shares held of record by the Invitrogen 401(k) Savings and Investment Plan for which Mr. McCarty is the beneficial owner.

(8)	Consists of 57,000 shares Dr. Short may acquire upon the exercise of stock options and 5,000 shares held by Dr. Short’s spouse.

(9)	Consists of 1,580 shares owned directly by Mr. Cottingham and 51,748 shares Mr. Cottingham may acquire upon the exercise of stock options.

(10)	Consists of 3,000 shares owned by a family trust in which Mr. Grimm has a beneficial interest and 40,000 shares Mr. Grimm may acquire upon the exercise of stock options.

(11)	Consists of 30,000 shares Mr. Lorimier may acquire upon the exercise of stock options.

(12)	Consists of 2,000 shares owned directly by Mr. Mercer and 3,333 shares that Mr. Mercer may acquire upon the exercise of stock options.

(13)	Consists of 3,333 shares that Mr. Dittamore may acquire upon the exercise of stock options.

(14)	Consists of 3,333 shares that Mr. Iyer may acquire upon the exercise of stock options.

Securities Authorized for Issuance Under Equity Compensation Plans

      Information about Invitrogen’s equity compensation plans at December 31, 2002 is as follows (shares in thousands):

	Number of	Weighted	Number of
	Shares to be	Average	Shares
	Issued Upon	Exercise	Remaining
	Exercise of	Price of	Available for
	Outstanding	Outstanding	Future
	Options	Options	Issuance
Plan Category
Equity compensation plans approved by shareholders(1)	6,230	$45.64	4,892 (3)
Equity compensation plans not approved by shareholders(2)	59	72.55	663

Total	6,289	$45.89	5,555

(1)	Consists of the Invitrogen Corporation 1998 Employee Stock Purchase Plan and six stock option plans: the 1995 and 1997 Invitrogen Corporation Stock Option Plans, the 1996 and 1998 NOVEX Stock Option/Stock Issuance Plans, and the Life Technologies 1995 and 1997 Long-Term Incentive Plans.
(2)	Represents the 2000 Invitrogen Corporation Stock Option Plan.
(3)	Includes 483,854 shares reserved for issuance under the Invitrogen Corporation 1998 Employee Stock Purchase Plan. All options plans in this plan category, except the 1997 Invitrogen Corporation plan, have been frozen and grants will no longer be made from the frozen plans.

ELECTION OF DIRECTORS

        Invitrogen has a classified Board of Directors currently consisting of two Class I directors (James R. Glynn and Donald W. Grimm), three Class II directors (Raymond V. Dittamore, Bradley G. Lorimier and David E. McCarty) and three Class III directors (Jay M. Short, Ph.D., Balakrishnan S. Iyer, and William J. Mercer), who will serve until the annual meetings of stockholders to be held in 2003, 2004, and 2005, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting, or a shorter term to fill a vacancy in another class of directors.

        Lyle C. Turner resigned from the Board of Directors on December 31, 2002. The Board subsequently decreased the number of director positions to eight.

        The nominees for election at the 2003 Annual Meeting of Stockholders to fill two Class I positions on the Board of Directors are James R. Glynn and Donald W. Grimm. If elected, the nominees for the Class I positions will serve as directors until the annual meeting of stockholders in 2006, and until their successors are elected and qualified.

        The following information relates to the nominees listed above and to Invitrogen’s other directors whose terms of office will extend beyond the 2003 annual meeting of stockholders.

Nominees for election at the 2003 Annual Meeting of Stockholders

Class I

(Term Ends 2006)

James R. Glynn (age 56)	Chief Executive Officer, President and Chief Operating Officer since January 2003, and has been a Director of Invitrogen since June 1998. Mr. Glynn served as Chief Financial Officer of Invitrogen from June 1998 to June 2002 and as Executive Vice President from June 2002 until December 2002. Mr. Glynn previously served as a Director of Invitrogen from May through November 1995. From July 1995 to May 1997, Mr. Glynn served as Senior Vice President and Chief Financial Officer and from May 1997 to July 1998, Mr. Glynn served as Chief Operating Officer, Chief Financial Officer and Director of Matrix Pharmaceuticals, Inc. Mr. Glynn received his B.B.A. in Accounting from Cleveland State University.

Donald W. Grimm (age 61)	Director of Invitrogen since June 1998. He has been a venture partner of Hamilton-Apex, LLC, since August 2001. Since June 1995 he has served as Chairman and President of Strategic Design LLC, a strategic planning and consulting company. Mr. Grimm retired from Eli Lilly & Company, a research-based pharmaceutical company, in December 1993 after 23 years of service. Mr. Grimm held positions at Eli Lilly as Director of Worldwide Pharmaceutical Pricing, Director of Pharmaceutical Market

Research, and Director of Sales, and as CEO of Hybritech, Inc., a wholly-owned subsidiary of Eli Lilly & Company. In addition, he has been a director of several private companies. Mr. Grimm received his B.S. in Pharmacy and his M.B.A. from the University of Pittsburgh.

Directors Continuing in Office

Class II

(Term Ends 2004)

Bradley G. Lorimier (age 57)	Chairman of the Board of Directors of Invitrogen since January 1, 2003, Mr. Lorimier has been a director of Invitrogen since November 1998. From March 1994 to June 1997, Mr. Lorimier served as Senior Vice President, Business Development and Director of Human Genome Sciences, Inc., a biotechnology company. He has been a Director of Matrix Pharmaceutical, Inc., from December 1997 to March 2002, as well as several private companies. Mr. Lorimier received his B.S. in Biology from the University of Illinois.

Raymond V. Dittamore (age 59)	Director of Invitrogen since July 2001. Mr. Dittamore is also a Director of QUALCOMM Incorporated, Gen-Probe Incorporated and Applied Molecular Evolution, Inc. In June 2001, Mr. Dittamore retired as a partner of Ernst & Young after 35 years of service. He brings to the Board of Directors over three decades of public accounting experience, primarily serving companies in the life sciences industry. Mr. Dittamore received his B.S. from San Diego State University.

David E. McCarty (age 60)	Director of Invitrogen since August 1999. From August to September 1999, he served as Senior Vice President and in September 1999 he served as Executive Vice President of Invitrogen. From August 1997 to September 1999, Mr. McCarty served as President and Chief Executive Officer of NOVEX. Prior to joining NOVEX, Mr. McCarty was President and Chief Executive Officer of Alexon Biomedical, an immunoassay diagnostic company which he joined in 1990. Mr. McCarty received his B.S. in Chemistry from California State University at Northridge and his M.B.A. from California State University at Long Beach.

Class III

(Term Ends 2005)

Balakrishnan S. Iyer (age 46)	Director of Invitrogen since July 2001. He is currently Senior Vice President and Chief Financial Officer and is a Director of Conexant Systems, Inc. Mr. Iyer is a director of Skyworks Solutions, Inc. and Overture Services, Inc. Mr. Iyer previously served as Senior Vice President and Chief Financial Officer of VLSI Technology Inc., where he was responsible for all worldwide financial functions, information technology and strategic planning. During his career, he has held a variety of other key management positions, including Finance Director and Group Controller for a $1 billion business at Advanced Micro Devices. Mr. Iyer received his B.S. in Mechanical Engineering from the Indian Institute of Technology, Madras and his M.S. in Industrial Engineering from the University of California, Berkeley. Mr. Iyer also received an M.B.A. in Finance from the Wharton School.

William J. Mercer (age 54)	Director of Invitrogen since July 2001. Mr. Mercer is the Founder and Managing Member of Avocet Ventures, LLC, a private equity investment firm, since February 2000. Prior to his current position, Mr. Mercer was the President, Chief Executive Officer, and Director of ALARIS Medical Systems, Inc., a global leader in drug infusion systems, patient monitoring, and cardiac monitoring from November 1996 to October 1999. Prior to that position, Mr. Mercer was the President, Chief Executive Officer, and Director of IVAC Medical Systems, Inc. from May 1995 to November 1996. Mr. Mercer received his B.S. in Zoology from North Carolina State University, and a certificate of Advanced Management Program from the Harvard Business School.

Jay M. Short, Ph.D. (age 45)	Director of Invitrogen since February 1995. Dr. Short is a founding member of Diversa Corporation, and he has served as Chief Technology Officer and Director of Diversa since its inception in 1994. He assumed the additional roles of President in 1998 and Chief Executive Officer in 1999. Dr. Short received his B.A. in Chemistry from Taylor University and his Ph.D. in Biochemistry from Case Western Reserve University.

How often did the Board meet during 2002?

        During the fiscal year ended December 31, 2002, the Board of Directors held thirteen meetings. Each director serving on the Board of Directors in fiscal year 2002 attended at least 75% of the meetings of the Board of Directors and the Committees on which he served.

What committees has the Board of Directors established?

        The Board of Directors has established an Audit Committee and a Compensation and Organization Committee, and has adopted written charters for each. The Charter of the Audit Committee is included as an appendix to this proxy statement. Invitrogen does not have a standing nominating committee, but the Compensation and Organization Committee is charged with performing certain functions typically performed by a nominating committee. The Audit Committee consists of Mr. Dittamore, Mr. Iyer, and Mr. Lorimier, and Mr. Dittamore serves as the Chairman. The Compensation and Organization Committee consists of Mr. Grimm, Mr. Mercer, and Dr. Short, and Mr. Grimm serves as the Chairman.

        Audit Committee.     The Audit Committee’s function is to review with our independent public accountants and management the annual financial statements and independent public accountants’ opinion, review and maintain direct oversight of the plan, scope and results of the audit by the independent public accountants, review and approve all professional services performed and related fees charged by the independent public accountants, recommend the retention or replacement of the independent public accountants to the Board of Directors, and monitor the adequacy of Invitrogen’s accounting and financial policies, controls, and reporting systems. During the fiscal year ended December 31, 2002, the Audit Committee held twelve meetings.

        The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200 (a)(15), and the definition of “independent” under the Sarbanes-Oxley Act of 2002.

        Compensation and Organization Committee.     The functions of the Compensation and Organization Committee include providing guidance to management and assisting the Board of Directors in matters relating to the compensation of the Chief Executive Officer and senior executives, the organizational structure of the Company, and operation of the Board of Directors, recruitment of Board members, Invitrogen’s compensation and benefits programs, Invitrogen’s succession, retention and training programs; and such other matters that have a direct impact on the success of our human resources. During the year ended December 31, 2002, the Compensation and Organization Committee held seven meetings.

        The Compensation and Organization Committee is responsible for leading any searches for new Board of Director candidates. This committee will consider for inclusion in its nominations of new Board of Director nominees proposed by stockholders. Any stockholder who wishes to recommend for the Compensation and Organization Committee’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to Invitrogen’s Secretary at the following address: 1600 Faraday Avenue, Carlsbad, CA 92008.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

        The following is a copy of the report made by the Audit Committee to the Board of Directors in February 2003.

To the Board of Directors of Invitrogen Corporation:

We have reviewed and discussed with management Invitrogen’s audited financial statements as of and for the year ended December 31, 2002.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

We have received and reviewed reports from the independent auditors regarding (1) all critical accounting policies used in connection with the audit of Invitrogen’s financial statements as of and for the year ended December 31, 2002; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (3) all other material written communications between the independent auditors and management.

Based upon the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors, that the financial statements referred to above be included in Invitrogen’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

               THE AUDIT COMMITTEE

               Raymond V. Dittamore, Audit Committee Chair

               Balakrishnan S. Iyer, Audit Committee Member
               Bradley G. Lorimier, Audit Committee Member

INFORMATION REGARDING CHANGE OF INDEPENDENT AUDITORS

        On April 5, 2002, the Board of Directors of the Company, upon the recommendation of its Audit Committee, dismissed Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent public accountants and engaged Ernst & Young LLP to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2002.

        Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the Company’s fiscal years ended December 31, 2001 and 2000, and through April 5, 2002, there were no disagreements between the Company and

Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with Arthur Andersen’s report on the Company’s consolidated financial statements for such years and interim period; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2002 is a copy of Arthur Andersen’s letter, dated April 8, 2002, stating its agreement with such statements.

        During the fiscal years ended December 31, 2001 and 2000, and through April 5, 2002, the Company did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

PRINCIPAL ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees agreed to by Invitrogen for the annual and statutory audits for the fiscal year ended December 31, 2002, and all other fees paid by Invitrogen during 2002 to its principal accounting firm, Ernst & Young LLP:

(in thousands)
Audit Fees	$680
Audit-Related Fees	213
Tax Fees	139
Financial Information Systems Design and Implementation Fees	—
All Other Fees	130

$1,162

        The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young, LLP is compatible with maintaining the auditor’s independence.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Executive Employment and Severance Agreement

        The Company entered into an Executive Employment and Severance Agreement effective December 5, 2002, with its current Chief Executive Officer, President and Chief Operating Officer, James R. Glynn. Under the terms of this agreement, upon termination of employment he could receive a consulting fee totaling two times his annual salary plus two times an imputed bonus of 35% of his annual salary, and continuing health and welfare benefits for two years. The executive would be eligible for this fee and these benefits upon his separation from the Company under specified circumstances other than termination for cause. The compensation is contingent upon several conditions, including the executive’s remaining available for consulting for two years and executing a general release. The consulting fee would be payable over the two year consulting period. In addition, the Company agreed to accelerate the vesting (to the extent not already vested) of 212,221 stock options, which became effective January 29, 2003, and to extend the post-employment exercise period for such options. The Executive Employment and Severance Agreement was filed as Exhibit 10.51 to the Company’s Annual Report on Form 10-K for 2002, filed with the SEC on March 7, 2003.

Separation Agreement and Contractor Agreement

        In December 2002, the Company entered into a Confidential Separation Agreement and General Release of All Claims and an Independent Contractor Services Agreement with its former Chairman, President, and Chief Executive Officer, Lyle C. Turner. Pursuant to these agreements, the Company paid $1.0 million in December 2002, and $1.43 million is payable in four equal quarterly installments during 2003, assuming that all obligations under the agreements are satisfied. The Company also agreed to continue group health benefits for 18 months after December 31, 2002, and accelerated the vesting of 200,000 stock options and extended the post-employment exercise period for such options. The Confidential Separation Agreement and General Release of All Claims was filed as Exhibit 10.52, and the Independent Contractor Services Agreement was filed as Exhibit 10.53, to the Company’s Annual Report on Form 10-K for 2002, filed with the SEC on March 7, 2003.

Change in Control Agreements

        When the Company acquired Life Technologies in September of 2000, C. Eric Winzer, Daryl J. Faulkner and John A Cottingham, as members of Life Technologies management, were covered by change-in-control agreements. These agreements provided for cash payments and other benefits upon a change in control of Life Technologies and other conditions. These former Life Technologies employees are now executive officers of the Company. These individuals were entitled to benefits under the change-in-control agreements, which were collectible upon separation from the Company. Wishing to retain these individuals and remove a substantial incentive to separate from the Company, the Company offered to exchange the rights under these change-in-control agreements for “pay to stay” contracts with four individuals in the second quarter of 2002. These three individuals and one other employee who was a member of Life Technologies management, but is not an executive officer of the Company, have relinquished their rights under the change-in-control agreements in exchange for payments totaling $1.8 million, in the aggregate, of which $0.9 million was paid in October, 2002, and $0.9 million that will be paid in October, 2004, contingent upon continuing employment and other conditions.

Indemnification Agreements

        Invitrogen has entered into indemnification agreements with each of its executive officers and directors containing provisions that may require the Company, among other things, to indemnify those officers and directors against liabilities that may arise by reasons of their status or service as officers or directors. The agreements also provide for the Company to advance to the officers and directors expenses that they expect to incur as a result of any proceeding against them as to which they could be indemnified. Invitrogen also intends to execute such agreements with its future directors and executive officers.

Employee Relocation Loans

        Prior to July 30, 2002, as part of the restructuring of the Company’s operations in Maryland, the Company provided housing loans during 2002 and 2001 to certain employees, including two of its executive officers, C. Eric Winzer and John A. Cottingham, respectively, upon their relocation from Maryland to Carlsbad. The loans of $150,000 each, are interest free, and the principal amount of the loans will be forgiven in equal one-third increments after the third, fourth, and fifth year of the loans if the executive officer’s employment has not been terminated at such times. The loans will also be forgiven if the Company terminates the executive officer’s employment without Cause (as defined in the related agreements) on or before the fifth anniversary of the loan or upon the death or permanent disability of the executive officer. The loans are secured by the underlying real property purchased by the executive officer. The Company is also providing moving expenses, closing costs, and other relocation costs relating to these transfers.

Settlement Agreement

        The Company entered into a Settlement Agreement effective September 9, 2002, with its Senior Vice President, International Operations, Daryl J. Faulkner. Under the terms of this agreement, the Company agreed to pay Mr. Faulkner an aggregate of approximately $157,000 in settlement payments in exchange for a mutual release between Mr. Faulkner and the Company releasing each other from all claims arising out of the Company’s decision not to provide Mr. Faulkner with a relocation loan that was offered to Mr. Faulkner as part of his employment terms. The settlement payments consist of an initial payment of $6,917.72, monthly payments of $740.13 for a period of 56 months beginning on September 30, 2002 and three lump sum payments for an aggregate of $108,663.09. If Mr. Faulkner’s employment with the Company is terminated for cause, the Company has no further obligation to pay any remaining settlement payments. If Mr. Faulkner’s employment with the Company is terminated for reasons other than cause, the Company will have to pay some, and in certain instances, all, of the remaining settlement payments.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation Table

        The following table sets forth information for the fiscal years ended December 31, 2002, 2001, and 2000 concerning the compensation of the Chief Executive Officer of Invitrogen and each of the four other most highly compensated executive officers as of December 31, 2002, whose total salary and bonus for the year ended December 31, 2002, exceeded $100,000 for services rendered in all capacities to Invitrogen.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation

				Securities
Name and Principal				Underlying	All Other
Position	Year	Salary	Bonus	Options	Compensation(1)

Lyle C. Turner	2002	$575,000	$75,000	200,000	$1,000,000 (3)
Chief Executive Officer(2)	2001	465,234	$20,820	—	—
	2000	333,375	—	—	—
James R. Glynn(4)	2002	379,167	73,434	210,000	—
President and Chief	2001	342,708	19,688	50,000	—
Operating Officer	2000	317,125	—	152,221	—

	Annual Compensation				Long-Term Compensation

					Securities
Name and Principal					Underlying	All Other
Position	Year		Salary	Bonus	Options	Compensation(1)

Daryl J. Faulkner	2002		280,975	33,967	100,000	847,190	(5)
Senior Vice President,	2001		253,150	78,224		60,904	(6)
International Operations	2000	(7)	72,435	—	100,000	82,764	(8)
John A. Cottingham	2002		279,250	33,823	65,000	167,314	(9)
Vice President, General	2001		250,000	43,058	25,000	145,375	(10)
Counsel and Secretary	2000	(7)	48,795	—	25,000	56,042	(11)
C. Eric Winzer	2002		267,417	26,510	150,000	307,142	(12)
Chief Financial Officer	2001		200,000	49,860	—	50,000	(13)
	2000	(7)	53,958	—	50,000	5,908	(14)

(1)	Does not include perquisites paid to any of the listed executives that did not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the officer.

(2)	Mr. Turner was President and Chief Executive Officer until December 5, 2002, and Chief Executive Officer from December 5, 2002 until December 31, 2002.

(3)	Consists of a Severance Payment in the amount of $1,000,000.

(4)	Mr. Glynn assumed the position of President and Chief Operating Officer of the Company on December 5, 2002. Prior to that he served as Executive Vice President and as Chief Financial Officer.

(5)	Consists of foreign service pay of $35,527 and reimbursement for foreign tax liability of $184,895. Also includes a Relocation Bonus and reimbursement of relocation expenses of $248,568 in connection with Mr. Faulkner’s relocation from the U.K. to Carlsbad, California, and a Bonus of $378,200 paid as partial consideration to Mr. Faulkner to terminate his change-in-control agreement with Life Technologies, Inc (“LTI”).

(6)	Consists of foreign service pay of $24,400 and reimbursement for foreign tax liability of $36,504.

(7)	Consists of compensation paid by Invitrogen after the acquisition of LTI on September 14, 2000.

(8)	Consists of a one-time retention bonus of $50,000 paid in connection with the change in control of LTI, foreign service pay of $17,764, and a car allowance of $15,000.

(9)	Consists of the reimbursement of relocation expenses of $4,301 and a Bonus of $163,013 paid as partial consideration to Mr. Cottingham to terminate his change-in-control agreement with LTI.

(10)	Consists of a Relocation Bonus and reimbursement of relocation expenses of $145,375.

(11)	Consists of a one-time retention bonus of $50,000 paid in connection with the change of control of LTI, a car allowance of $4,711, a flexible benefits credit of $619, and the income imputed from long term disability and life insurance payments made on behalf of Mr. Cottingham of $712.

(12)	Consists of a Relocation Bonus and reimbursement of relocation expenses of $105,954 in connection with Mr. Winzer’s relocation from Rockville, Maryland to Carlsbad, California, and a Bonus of $201,188 paid as partial consideration to Mr. Winzer to terminate his change-in- control agreement with LTI.

(13)	Consists of a one-time retention bonus of $50,000 paid in connection with the change of control of LTI.

(14)	Consists of a car allowance of $5,170, a flexible benefits credit of $558, and the income imputed from life insurance payments made on behalf of Mr. Winzer of $180.

Option Grants in Fiscal Year 2002

					Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation for
	Underlying	Granted to			Option Term
	Options	Employees in	Exercise or	Expiration
Name	Granted	Fiscal Year	Base Price	Date	5%	10%

Lyle C. Turner	100,000	3.5%	$45.64	12/31/07	$1,504,150	$3,397,793
	100,000	3.5%	34.51	12/31/07	1,022,275	2,277,796
James R. Glynn	10,000	0.4%	45.64	2/28/12	287,028	727,384
	100,000	3.5%	34.51	9/06/12	2,170,315	5,500,005
	50,000	1.8%	27.68	12/05/12	870,390	2,205,740
	50,000	1.8%	31.33	12/19/12	985,163	2,496,598
Daryl J. Faulkner	50,000	1.8%	31.84	4/25/12	1,001,200	2,537,238
	50,000	1.8%	34.51	9/06/12	1,085,158	2,750,003
John A. Cottingham	40,000	1.4%	45.64	2/28/12	1,148,110	2,909,536
	25,000	0.9%	34.51	9/06/12	542,579	1,375,001
C. Eric Winzer	150,000	5.3%	31.84	4/25/12	3,003,601	7,611,714

Option Exercises in Fiscal Year 2002 and Year-End Option Values

        The table below provides information about stock options exercised during the year ended December 31, 2002 and the number and value of options held by the executive officers described above at December 31, 2002. The closing price of our common stock on December 31, 2002, was $31.29 per share.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options at
	Shares		Options at December 31, 2002		December 31, 2002
	Acquired on
Name	Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Lyle C. Turner	—	$—	200,000	—	$—	$—
James R. Glynn	52,499	1,493,597	263,118	161,604	321,151	180,500
Daryl J. Faulkner	—	—	63,687	156,667	—	—
John A. Cottingham	—	—	38,415	94,584	56,639	—
C. Eric Winzer	—	—	30,915	178,334	—	—

Employment and Severance Arrangements

        Each of our executive officers is a party to an agreement that provides certain benefits upon a qualifying termination of employment after a change of control of Invitrogen. Each executive officer would be provided with certain benefits under his or her change-in-control agreement if, within twenty-four months after a change in control, the executive officer’s employment were involuntary terminated (for reasons other than disability or cause) or if the executive officer terminates his or her employment for good reason. For additional information regarding contracts with our Executive Officers, see the section titled “Certain Relationships and Related Party Transactions”, beginning on page 13 of this Proxy Statement.

Compensation of Directors

        Effective January 1, 2003, Invitrogen pays its non-employee directors annual compensation as follows. The Chairman of the Board receives annual cash compensation of $100,000. The

Chairmen of the Audit Committee and Compensation and Organization Committees each receive annual cash compensation of $75,000. Members of the Audit Committee and the Compensation and Organization Committee other than the Chairmen receive annual cash compensation of $62,500, and members of the Board of Directors who do not sit on the Audit Committee or the Compensation and Organization Committee receive annual cash compensation of $50,000. Each non-employee director receives the single highest compensation for which he is eligible. Employee directors do not receive any compensation for their participation on the Board of Directors, and no employee director is a member of the Audit Committee or the Compensation and Organization Committee.

        During the year 2002 each non-employee director received annual cash compensation of $20,000 and the Chairmen of the Audit Committee and the Compensation and Organization Committee received an additional retainer of $4,000. Since November 19, 1998, directors who are not employees of Invitrogen receive annual grants of options to purchase 10,000 shares of common stock in accordance with the 1997 Stock Option Plan. Employee directors did not receive any compensation for their participation on the Board of Directors, and no employee director was a member of the Audit Committee or the Compensation and Organization Committee.

Compensation Committee Interlocks and Insider Participation

        There were no interlocks or other relationships among Invitrogen’s executive officers and directors that are required to be disclosed under applicable executive compensation disclosure requirements.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT TO STOCKHOLDERS

What are the Compensation and Organization Committee’s responsibilities?

        In fiscal 2002, the Compensation and Organization Committee (referred to below as the “Committee”) was responsible for setting and administering our overall compensation policies and the annual compensation of the CEO and other executive officers. Invitrogen’s executive compensation is designed to be closely linked to long-term corporate performance and returns to stockholders. To this end, we have developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to Invitrogen’s success in meeting specified performance goals and to appreciation in our stock price over time. The overall objectives of this strategy are to attract and retain executive talent of the highest quality, to motivate these executives to achieve the goals inherent in our strategy, to link executive and stockholder interests through equity-based compensation and to provide a compensation package that recognizes individual contributions as well as overall business results.

        The Committee reviews and determines the compensation of the officers of the Company who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, including the individuals named in the Summary Compensation Table, and reviews the compensation policies and pay practices employed with respect to all of Invitrogen’s other executive-level employees. This practice is designed to ensure consistency throughout the executive compensation program. The key elements of our executive compensation program consist of base salary, cash bonuses and stock options. The Committee’s policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Turner in 2002 and Mr. Glynn in 2003, are discussed below.

How are Invitrogen’s executive officers compensated?

        Salary. Invitrogen strives to offer salaries to its executive officers that are competitive in its industry and in its geographic regions for similar positions requiring similar qualifications. In determining executive officers’ salaries, the Committee considers salary surveys of companies in similar industries, and of similar size and geographic location. Companies selected for salary comparisons are not necessarily the same companies used to compare stock performance in the chart under the heading “Comparison of Stockholder Return.” In addition to competitive industry salaries, the Committee also takes into account the subjective assessment of the nature of the position, the contribution and experience of the officer, and the length of the officer’s service.

        The Committee evaluates the performance and sets the salary of our executive officers on an annual basis. In 2002, the executive officers were Chief Executive Officer, Lyle C. Turner, Executive Vice President (through December 4, 2002) and President and Chief Operating Officer (after December 4, 2002), James R. Glynn, Chief Financial Officer, C. Eric Winzer, Vice President, Corporate Development, John D. Thompson, Senior Vice President, International Operations, Daryl J. Faulkner, Vice President, General Counsel and Secretary, John A. Cottingham, President, Cell Culture, Victor N. Nole, Jr., Vice President, Human Resources, L. James Runchey and Vice President, Manufacturing, Ann M. McCormick. Performance evaluations for individual executive officers are based on individual goals and accomplishments. The goals of executive officers are based on their individual management responsibilities. In addition to reviewing the results of the performance of the individuals and information concerning competitive salaries, the Committee considers Invitrogen’s financial condition and performance in evaluating salary adjustments. The salaries are evaluated by the Committee, with each member using his personal judgment and subjective factors to assess performance.

        Bonuses. Invitrogen seeks to provide additional incentives and rewards to executive officers who make contributions of outstanding value. For this reason, we may award incentive compensation which can comprise a substantial portion of the total compensation of executive officers when earned and paid. Cash bonuses are based on an evaluation of personal performance and existing salary as well as a formula-based evaluation of company performance.

        Stock Options. The Committee believes that equity ownership provides significant additional incentive to executive officers to maximize value for Invitrogen’s stockholders, and therefore makes periodic grants of stock options under the Invitrogen Corporation 1997 Stock Option Plan to those officers (as well as other employees). Such options are granted at the prevailing market price, and will only have value if our stock price increases over the exercise price. Therefore, the Committee believes that stock options serve to align the interest of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance.

        In fiscal year 2002, the Committee made determinations concerning the size and frequency of option grants for executive officers, after consideration of recommendations from the Chief Executive Officer. Option grants were based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer, and previous option grants to such executive officers. Options were granted with a goal to provide competitive equity compensation for executive officers compared to executive officers of similar rank in companies of our industry, geographic locations, and size. Generally, these option grants vest over four years. Option grants to executive officers for fiscal year 2002 are set forth in the table entitled

“Option Grants in Last Fiscal Year” in the section entitled “Executive Compensation and Other Matters.”

How is Invitrogen addressing the deductibility of executive compensation?

        Section 162(m) of the Internal Revenue Code of 1986 and the related regulations of the Internal Revenue Service limit the amount of compensation a corporation may deduct as a business expense paid to any of its Chief Executive Officer and its four other most highly compensated officers to $1,000,000 each in any year, except to the extent that such compensation qualifies as “performance based” compensation. Although the Committee considers the net cost to Invitrogen in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as “performance based” compensation or will otherwise be tax deductible by Invitrogen. The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

Conclusion

        The Committee believes that linking executive compensation to individual and company performance results in better alignment of compensation with corporate business goals and stockholder value. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee believes that compensation paid to its executives during 2002, including the Chief Executive Officer, reflects Invitrogen’s compensation goals and policy.

Members of the Compensation and Organization Committee:

Donald W. Grimm, Compensation and Organization Committee Chair
William J. Mercer, Compensation and Organization Committee Member
Jay M. Short, Ph.D., Compensation and Organization Committee Member

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of Invitrogen common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.

        Based solely on our review of forms that were furnished to us and written representations from reporting persons, we believe that the executive officers, directors and more than 10% stockholders complied with all filing requirements related to Section 16(a), except for the following:

        On December 5, 2002, the Board of Directors granted James R. Glynn options to purchase 50,000 shares of the Company’s Common Stock in connection with his accepting the position of President and Chief Operating Officer of the Company. The Form 4 for these options was filed on December 16, 2002, eleven days after the option grant, but outside the new two-day reporting requirement enacted under the Sarbanes-Oxley Act of 2002.

COMPARISON OF STOCKHOLDER RETURN

        Below is a line graph comparing changes though December 31, 2002, in the cumulative total return on Invitrogen common stock (traded under the symbol IVGN), a broad market index, namely the NASDAQ Stock Market-U.S. Index (the “NASDAQ Index”) and an industry index, namely the NASDAQ Pharmaceutical Stocks Index (the “Industry Index”). The NASDAQ Pharmaceutical Stocks Index, a published industry index, encompasses companies operating under the same 3-digit Standard Industry Code (SIC) as that of Invitrogen. The comparison assumes that on February 26, 1999 (the first day of public trading for our common stock) $100 was invested in Invitrogen common stock and in each of the indices and assumes the reinvestment of dividends, where applicable.

Performance Graph

ITEMS FOR STOCKHOLDER CONSIDERATION

PROPOSAL 1

Election of Directors

        Invitrogen has a classified Board of Directors currently consisting of two Class I directors (James R. Glynn and Donald W. Grimm), three Class II directors (Raymond V. Dittamore, Bradley G. Lorimier and David E. McCarty) and three Class III directors (Balakrishnan S. Iyer, William J. Mercer and Jay M. Short, Ph.D.), who will serve until the annual meetings of stockholders to be held in 2003, 2004, and 2005, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting, or a shorter term to fill a vacancy in another class of directors.

        The nominees for election at the 2003 Annual Meeting of Stockholders to serve as directors in Class I of the Board of Directors are James R. Glynn and Donald W. Grimm. If elected, these nominees will serve as directors until the annual meeting of stockholders in 2006, and until their successors are elected and qualified.

        If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as the proxy holders may designate.

        If a quorum is present, either in person or by proxy, the two nominees for Class I who receive the greatest number of votes cast will be elected as Class I directors. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE NOMINEES NAMED ABOVE.

PROPOSAL 2

Ratification of Appointment of Independent Public Accountants

        The Board of Directors has selected Ernst & Young LLP as the independent public accountants to audit our financial statements for the fiscal year ended December 31, 2003. Representatives of Ernst & Young LLP are expected to be present at the annual meeting of stockholders with the opportunity to make a statement if the representatives desire to do so, and are expected to be available to respond to appropriate questions.

        The affirmative vote of the holders of a majority of the shares of common stock cast at the meeting is required for adoption of this proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the ratification of independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPOINTMENT

OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC
ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

ADDITIONAL INFORMATION

        Advance Notice Procedures. Our bylaws require that, for business to be properly brought by a stockholder before an annual meeting, notice must be delivered to or mailed by the stockholder and received at Invitrogen not less than 120 days prior to the anniversary of the date of the prior year’s proxy statement, except if we did not hold an annual meeting the previous year, or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials.

        Stockholder Proposals for the Next Annual Meeting. All stockholder proposals that are intended to be presented at the 2004 Annual Meeting of Stockholders of the Company must be received by the Company at our offices at 1600 Faraday Ave., Carlsbad, California 92008, ATTN: Corporate Secretary, no later than November 26, 2003, for inclusion in the Board of Directors’ proxy statement and form of proxy relating to the meeting. Any stockholder who intends to present a proposal at the Company’s 2004 Annual Meeting of Stockholders without requesting the Company to include such proposal in the Company’s proxy statement must notify the Company no later than February 9, 2004, of his, her or its intention to present the proposal. Otherwise, the Company may exercise discretionary voting with respect to such stockholder proposal pursuant to authority conferred on the Company by proxies to be solicited by the Board of Directors of the Company and delivered to the Company in connection with the meeting.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business the Board of Directors intends to present or knows that others will present at the annual meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

John A. Cottingham
Vice President, General Counsel & Secretary

March 24, 2003

Carlsbad, California

APPENDIX A

AUDIT COMMITTEE CHARTER

General Statements of Policy

The Audit Committee (“Committee”) of the Board of Directors (“Board”) reports directly to the Board and assists it in fulfilling its oversight responsibilities to stockholders, potential stockholders, the investment community, and others related to (i) the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls, (ii) the performance of the Company’s internal audit function and independent auditors; (iii) the independent auditor’s qualifications and independence; and (iv) the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, and management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and authority to engage independent counsel and other advisors as it determines necessary to carry out its duties.

Membership

Number of Members/ Independence. The Committee shall consist of three or more Board members who are independent of management and the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member.

Financial Literacy. All members of the Committee shall be financially literate, and at least one member of the Committee shall be a “financial expert,” as defined by SEC regulations. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. Members of the Committee shall be appointed and removed at the discretion of the Board.

Meetings

Timing of Meetings/ Procedures. The Committee’s regular meetings shall coincide with the regular quarterly meetings of the Board. The business of the Committee shall be conducted at its regular meetings, at special meetings or by unanimous written consent.

Special meetings may be called by any Committee member or by the Chairman of the Board. Adequate notice of the place, date, and time of each special meeting of the Committee shall be given in accordance with such policies and procedures adopted by the Committee from time to time.

Meetings with Management and Auditors. The Committee shall meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

Records and Reports

The Committee, with the assistance of the Corporate Secretary, shall maintain a record of the Committee’s actions. The Committee shall report to the Board of Directors on any matter that the Committee deems necessary or desirable for the Board to carry out its duties.

Duties and Responsibilities

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, so that it can most effectively react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for high quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

Annual Audit

         1.           Oversight of Independent Auditors. The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall preapprove all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the audit Committee. The decisions of any audit Committee member to whom pre-approval authority is delegated must be presented to the full audit Committee at its next scheduled meeting.

         2.           Annual Report from Auditors. At least annually, the Committee shall obtain and review a report by the independent auditors describing:

•	The firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

         3.           Additional Audit Related Activities. In addition to the foregoing activities, the Committee shall:

                                 a.           Set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and NASDAQ listing standards;

                                 b.           Receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management;

                                 c.           Review, assess and report to the Board on the annual performance of the Independent Auditor and the Chief Financial Officer;

                                 d.           Review any proposed discharge of outside auditors or the Chief Financial Officer; and

                                 e.           Report to the Board the results of the external audit, the audited financial statements, the auditor’s management letter, and management’s response.

Compliance

In accordance with its oversight responsibilities relating to legal and regulatory compliance, the Committee shall take the following actions.

         1.           Internal Controls

                         a.           The Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk.

                         b.           The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

         2.           Reporting Systems. The Committee shall:

                         a.           Assure that the Company has the information, reporting systems, procedures, policies and controls in place to promote compliance by employees, management, and the Board, with laws, regulations, and the Company’s Code of Conduct and monitor the operation of those systems, procedures and policies;

                         b.           Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters, and matters relating to the Code of Conduct, and the confidential, anonymous submission by employees of concerns regarding such matters;

                         c.           Receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty;

         3.           Investigations. The Committee shall promptly investigate and address concerns or compliance failures raised by internal reporting or compliance procedures or by the Independent Auditor.

         4.           Approval of Related Party Transactions. The Committee shall review and approve all related-party transactions. (For these purposes, a “related party” is one who can exercise control or significant influence over another party, to the extent that one of the parties may be prevented from pursuing its own separate interests.)

Periodic Reporting and Earnings Press Releases

         1.           Form 10-Q. The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q, and make a recommendation to the Board regarding the inclusion of such statements and disclosures in such Report and any related press release. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

         2.           Form 10-K. The Committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements, and shall make a recommendation to the Board regarding the inclusion of such statements and disclosures in such Report and any related press release. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

         3.           Report for Proxy Statement. The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

         4.           Earnings Press Releases. The committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

Annual Reviews

         1.           Charter. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         2.           Committee Performance. The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

1835-PS-03

DETACH HERE

PROXY

INVITROGEN CORPORATION

P R	THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON APRIL 23, 2003
O X Y	C. Eric Winzer, and John A. Cottingham, and each of them acting without the other, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote as designated below, all shares of Common Stock of Invitrogen Corporation (the “Company”) held of record by the undersigned on February 28, 2003, at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Wednesday, April 23, 2003, at 5781 Van Allen Way, Carlsbad, California 92008, or at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

INVITROGEN CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

VOTE-by-Internet [COMPUTER GRAPHIC]	OR	VOTE-by-Telephone [PHONE GRAPHIC]
1. Log on to the Internet and go to www.eproxyvote.com/ivgn. 2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.	1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683) 2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone,
please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

INVITROGEN CORPORATION

				FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS. Nominees: (01) James R. Glynn and (02) Donald W. Grimm for three-year terms.	2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2003.	☐	☐	☐
FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐	For all nominee(s) except as written above

Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card. ☐

Important: Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title.
The above signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

Signature:	Date:	Signature:	Date: